EXHIBIT 1


                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-l(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule l3D dated December 15, 2004 (including amendments thereto) with respect to the Common Stock of Sports Entertainment Enterprises, Inc. Each party to the Schedule l3D (including amendments thereto) is responsible for the accuracy and completeness of its own disclosure therein. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated:  December 23, 2004

                             RFX ACQUISITION LLC

                             By: /s/ Robert F.X. Sillerman
                                 -----------------------------------------------
                                 Name:  Robert F.X. Sillerman
                                 Title: Managing Member

                                         /s/ Robert F.X. Sillerman
                                         ---------------------------------------
                                         ROBERT F.X. SILLERMAN